Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of Acorn HoldCo, Inc. of our report dated September 1, 2021 relating to the financial statements of ADVA Optical Networking SE, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Munich, Germany

October 18, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/Jürgen Schumann	/s/ppa. Sonja Knösch
Jürgen Schumann	ppa. Sonja Knösch
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)